UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 16, 2016

Blue Nile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50763	91-1963165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 FIRST AVENUE SOUTH, SUITE 700,

SEATTLE, WASHINGTON, 98104

(Address of principal executive offices, including zip code)

(206) 336-6700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously announced, on November 6, 2016, Blue Nile, Inc., a Delaware corporation (“Blue Nile” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BC Cyan Parent Inc., a Delaware corporation (“Parent”), and BC Cyan Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of Bain Capital Fund XI, a Delaware limited partnership, and Bow Street LLC.

Pursuant to the terms of the Merger Agreement, the consummation of the Merger is conditioned upon, among other things, clearance by antitrust authorities in Austria. On December 16, 2016, the Austrian Federal Competition Authority and the Austrian Cartel Attorney provided such clearance. The consummation of the Merger remains subject to approval by Blue Nile’s stockholders and the satisfaction or waiver of customary closing conditions set forth in the Merger Agreement.

Additional Information and Where to Find It

Blue Nile, Inc. (“Blue Nile”) filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on November 29, 2016. Promptly after filing its definitive proxy statement with the SEC, Blue Nile will furnish to its stockholders the definitive proxy statement in connection with the proposed Merger. The proxy statement described above will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of these documents and other documents filed with the SEC by Blue Nile through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of these documents from Blue Nile by contacting Blue Nile’s Investor Relations by e-mail at investor@bluenile.com, or by going to Blue Nile’s Investor Relations page on its corporate web site at http://investor.bluenile.com and clicking on the link titled “SEC Filings” under the “Financials & Filings” heading.

Participants in the Solicitation

Blue Nile and certain of its directors, executive officers, and certain other members of management and employees of Blue Nile may be deemed to be participants in the solicitation of proxies from the stockholders of Blue Nile in connection with the proposed Merger. Information regarding these individuals and other persons who may be deemed to be participants in the solicitation of proxies, as well as any interests they may have in the transaction described herein, will be included in the proxy statement described above. Additional information regarding Blue Nile’s directors and executive officers is also included in Blue Nile’s proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2016. These documents are available free of charge as described in the preceding paragraph.

Legal Notice Regarding Forward-Looking Statements

This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to the proposed transaction between Blue Nile and BC Cyan Parent Inc., including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the expected closing of the proposed Merger and future performance and plans of Blue Nile. In some cases, you can identify forward-looking statements by terms such as “would,” “could,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “might,” “predict,” “potential,” “targets,” “seek,” or “continue,” the negative of these terms or other variations of such terms. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability to obtain approval of Blue Nile’s stockholders, the ability to obtain required regulatory approvals, the ability of the parties to satisfy other conditions to the consummation of the proposed Merger, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, the risk that the transaction may involve unexpected costs, liabilities or delays and such other risks as identified in Blue Nile’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016, Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2016, Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2016 and Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2016, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. While Blue Nile may elect to update forward-looking statements at some point in the future, Blue Nile specifically disclaims any obligation to update the forward-looking statements provided to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, and, therefore, you should not rely on these forward-looking statements as representing Blue Nile’s views as of any date subsequent to today.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.

By:	/s/ Lauren Neiswender
Lauren Neiswender General Counsel and Corporate Secretary

Date: December 16, 2016